SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)           February 16, 2000
                                                           ---------------------




                                 FOOTSTAR, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-11681                   22-3439443
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(State or Other Jurisdiction         (Commission            (I.R.S. Employer
  of Incorporation)                   File Number)           Identification No.)




933 MacArthur Boulevard, Mahwah, New Jersey                     07430
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code            (201) 934-2000
                                                              ------------------



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.
------------------------

1999 FOURTH QUARTER AND FULL YEAR RESULTS AND FIFTH SHARE REPURCHASE PROGRAM ANNOUNCEMENT.

         On February 16, 2000, Footstar, Inc. ("Footstar" or the "Company") announced its financial results for the fourth quarter and full year ended January 1, 2000, and the authorization of a fifth share repurchase program.


         Fourth Quarter Results. For the fourth quarter, net income from continuing operations before restructuring and other one-time charges increased 13.9% to $17.2 million, from net income from continuing operations of $15.1 million in the fourth quarter of 1998. On a diluted per share basis, net income from continuing operations before charges rose 32.3% to $0.82 from $0.62 in the same quarter a year ago, partially reflecting the benefits of the Company's share repurchase program.


         Operating profit for the fourth quarter of 1999 before restructuring and other one-time charges amounted to $50.9 million, a 12.6% increase from operating profit of $45.2 million for the fourth quarter of 1998.


         Net sales for the fourth quarter declined 0.3% to $491.7 million from $493.0 million for the comparable quarter last year. The Company's same store sales for the quarter decreased 0.2%. Meldisco's same store sales increased 1.8%, while Footaction's same store sales decreased 4.4% during the quarter.


         The Company recorded a net reversal of restructuring and asset impairment charges of $1.8 million in the fourth quarter. This includes total reversals of $9.9 million related to previously recorded non-recurring charges, net of an $8.1 million asset impairment charge related to 44 unprofitable Footaction stores, whose fixed assets were assessed as unrecoverable. Including restructuring and other one-time charges, income from continuing operations for the 1999 fourth quarter amounted to $18.4 million, or diluted earnings per share of $0.88, compared to a loss from continuing operations of $7.6 million, or a diluted loss of $0.31 per share, in the same 1998 period. Finally, in the fourth quarter of 1999, the Company reversed an additional $3.8 million of the discontinued operations reserve balance recorded in 1996. After the effect of this reversal, net income for the fourth quarter of 1999 reached $20.8 million, or diluted earnings of $0.99 per share.


         The operating profit of Meldisco, before restructuring and other one-time charges, rose 29.7% for the quarter and 22.9% for the year.


         Year-End 1999 Results. For the full fiscal year 1999, net income from continuing operations before restructuring and other one-time charges increased 7.7% to $60.5 million from net income of $56.2 million. On a per share basis, diluted earnings from continuing operations rose 24.9% to $2.76 from $2.21 in 1998.


         Operating profit for 1999 before restructuring and other one-time charges amounted to $153.9 million, a 10.7% increase from operating profit of $139.0 million for 1998.


         Including the impact of net reversals of restructuring and other one-time charges, net income from continuing operations for 1999 was $63.4 million, or diluted earnings of $2.89 per share, compared to net income from continuing operations of $33.5 million, or $1.32 per share in 1998. Including the reversal of the discontinued operations reserve in the fourth quarter, net income for 1999 was $65.8 million, or diluted earnings of $3.00 per share.


         Net sales for the fiscal year increased 2.8% to $1,880.0 million from $1,829.1 million in 1998. The Company's same store sales for the fiscal year rose 1.4%. Meldisco's same store sales increased 4.0%, while Footaction's decreased 3.4%.


         Share Repurchase Programs. On February 16, 2000 the Company also announced that its Board of Directors had authorized a stock repurchase program of up to 10% of the shares of common stock outstanding, or approximately 2,010,000 shares, to be purchased from time to time in the open market.


         During the fourth quarter of 1999, the Company repurchased 719,500 shares of its stock at an average price of $31.95 per share, for an aggregate purchase amount of $23.0 million. Total stock repurchased in the 1999 fiscal year amounted to 3,441,475 shares at an average price per share of $30.38, for an aggregate purchase amount of $104.6 million. In January 2000, the Company repurchased the 199,700 shares remaining under the fourth repurchase program. Since becoming a public company in October 1996, through the end of January 2000, Footstar had repurchased a total of 10.7 million shares, representing approximately 35% of the total shares outstanding at the time of its spin-off from Melville Corporation, now known as CVS Corporation. The average price paid per share under the Company's four buyback programs was $29.00, for an aggregate purchase amount of $310.6 million.


         A copy of the press release dated February 16, 2000 is attached hereto as Exhibit 99.1.


Acquisition of Assets of Just For Feet, Inc.
--------------------------------------------


         On February 16, 2000 the Company also announced that it had entered into an agreement to acquire certain assets of Just For Feet, Inc., the athletic footwear and apparel retailer, including the Just For Feet name, 79 Just For Feet superstores, 23 specialty retail stores, the Internet business and the corporate headquarters building located in Birmingham, Alabama, for a total purchase price of $69.7 million in cash and the assumption of certain merchandise letters of credit for $2.9 million.


         Footstar plans to operate the Just For Feet superstores as a third division of the Company and to maintain the Just For Feet brand name.


         The agreement with Just For Feet, which filed for Chapter 11 protection on November 4, 1999, is expected to be completed by the end of the first quarter subject to, among other things, Bankruptcy Court and regulatory approvals.


         The transaction is expected to be financed through bank borrowings. A new three-year $400 million credit facility that Footstar has negotiated with FleetBoston Financial through its subsidiary Fleet National Bank, will replace Footstar's existing $300 million facility that expires in September 2000.


         A copy of the press release dated February 16, 2000 is attached hereto as Exhibit 99.2.


         Except for the historical information contained herein, the matters discussed in this Current Report are forward looking statements, including without limitation the Company's expectations arising from the acquisition of certain assets from Just For Feet. These and other forward looking statements involve a number of risks and uncertainties that may cause actual results to differ from those expressed in any of the forward looking statements. The Company undertakes no obligation to update forward looking statements to reflect events and circumstances after the date made.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

    (c) Exhibits.

        Exhibit 99.1    Press Release of Footstar, Inc. dated February 16, 2000.

        Exhibit 99.2    Press Release of Footstar, Inc. dated February 16, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FOOTSTAR, INC.


                                                 CARLOS E. ALBERINI
Dated:   February 18, 2000             By:  _______________________________
                                        Name:    Carlos E. Alberini
                                        Title:   Senior Vice President and Chief
                                                 Financial Officer



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                                  EXHIBIT INDEX


       Exhibit 99.1     Press Release of Footstar, Inc. dated February 16, 2000.

       Exhibit 99.2     Press Release of Footstar, Inc. dated February 16, 2000.